UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2014, Armstrong World Industries, Inc. (“Company”) held its Annual Meeting of Shareholders during which the shareholders elected all eleven nominees to the Company’s Board of Directors, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014 and provided advisory approval of the Company’s executive compensation. At least 97 percent of the votes cast were in support of each of the three proposals. The complete voting results are set forth in the tables below.

Election of Directors

	For	Withheld	Broker Non-Vote

Stan A. Askren	47,699,418	1,470,344	1,396,558
Matthew J. Espe	48,311,516	858,246	1,396,558
James J. Gaffney	48,032,468	1,137,294	1,396,558
Tao Huang	48,178,799	990,963	1,396,558
Michael F. Johnston	48,238,014	931,748	1,396,558
Jeffrey Liaw	48,234,414	935,348	1,396,558
Larry S. McWilliams	48,143,610	1,026,152	1,396,558
James C. Melville	48,309,176	860,586	1,396,558
James J. O’Connor	48,103,076	1,066,686	1,396,558
John J. Roberts	47,906,058	1,263,704	1,396,558
Richard E. Wenz	48,236,708	933,054	1,396,558

Ratification of the appointment of KPMG LLP

For	Against	Abstain	Broker Non-Vote

49,079,796	659,375	827,149	0

Advisory Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote

47,936,758	402,842	830,162	1,396,558

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Date:	June 20, 2014

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